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                  CONSENT OF INDPENDENT ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report dated April 7, 2000, included in this Annual Report on Form 10-KSB, into the Company's previously filed Registration Statements on Form S-8 (File No. 333-27395).



/s/ Arthur Andersen LLP
ARTHUR ANDERSEN LLP

Las Vegas, Nevada
June 4, 2001